Exhibit 10.18

                         LEASE AGREEMENT

     THIS LEASE AGREEMENT (this "Lease") is dated as of Oct. 01, 1997, by and between KURIAN LIMITED PARTNERSHIP, a Massachusetts limited partnership, of 1300 Mass Ave, Boxborough, Massachusetts, 01719 (Tel: 978-263-4994, Fax 978-266-2784) ("Landlord") and
Electronic Retailing Systems International, Inc. (ERS) a Delaware Corporation, (Tel: 203-849-2500, fax 203-849-2501) ("Tenant").

                            ARTICLE I
                           DEFINITIONS

1.01 Building: A Single story office/Light assembly building containing forty five thousand five hundred (45,308) square feet of rentable area, known as 330 Codman Hill Rd., Boxborough, Massachusetts, 01719 and located on certain land (the "Land") together with related parking areas and facilities (whether in or near the Building), roadways and driveways and other amenities.

1.02 Premises: Approximately 22,512 square feet of rentable area, on the northerly end of the Building and as outlined in Exhibit A, attached hereto and incorporated by reference herein.

1.03 Intentionally deleted.

1.04 Lease Term: Five (5) Years.

1.05 Lease Commencement Date: The latter of Oct. 01, 1997, or upon Landlord delivering premises to Tenant.

1.06 Gross Rent: Payable monthly, in advance, commencing the Lease Commencement Date, and as stipulated below:

               Base Rental Rate    Monthly        Annual
Year 1         $8.00 NNN           $22,305.64     $267,667.68
Year 2         $8.00 NNN           $22,305.64     $267,667.68
Year 3         $8.50 NNN           $23,243.64     $278,923.68
Year 4         $8.75 NNN           $23,712.64     $284,551.68
Year 5         $9.00 NNN           $24,181.64     $290,179.68

1.07 Intentionally deleted

1.08 Amount due at execution of lease: First months rent, plus an amount equal to the last month of the last year (year 5) as the Lease Deposit, totaling $46,487.28

1.09 Brokers. Landlord's: New England Industrial Properties.
              Tenant's : New England Industrial Properties.

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1.10 Tenant Address for Notices: Electronic Retailing Systems
International, Inc., 488 Main Avenue, Norwalk, CT 06851-1007

1.11 Landlord Address for Notices: Kurian Limited Partnership,
1300 Mass Ave, Boxborough, MA, 01775.

1.13 Intentionally deleted.

                           ARTICLE II
                            PREMISES

2.1 Tenant exclusively leases the Premises from Landlord upon the terms stated herein. Tenant will have non-exclusive right to use for their intended purpose, the areas of the Building designated by Landlord from time to time as common and public space.

2.2 On the Lease commencement date, Tenant shall occupy and shall pay rent as provided in section 1.06 above.

2.3  Intentionally deleted.

2.4  Intentionally deleted.

2.5  Intentionally deleted.

                           ARTICLE III
                           LEASE TERM

3.1 The terms and conditions of this Lease shall be effective from the latter of the date of execution of this Lease by Landlord and Tenant or the date set forth in Section 1.05. The Lease Term shall commence on the Lease Commencement Date specified by Section 1.05 hereinabove. If the Lease Commencement Date is not the first day of the month, then the Lease Term shall be the period set forth in
Section 1.04 hereinabove plus the partial month in which the Lease Commencement Date occurs. The Lease Term shall also include any properly exercised renewal or extension of the term of this Lease.

3.2 Lease Year shall mean a period of twelve (12) consecutive months, commencing on the Lease Commencement Date and each successive twelve (12) month period thereafter; provided however, that if the Lease Commencement Date is not the first day of a month, then the second Lease Year shall commence on the first day of the month in which the first anniversary of the Lease Commencement Date occurs.

3.3 Intentionally deleted.

3.4 Intentionally deleted.

3.5 Intentionally deleted.


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                           ARTICLE IV
                           GROSS RENT

4.1 During each Lease Year during the Lease Term, Tenant shall pay to Landlord as annual rent for the Premises, without set-off, deduction or demand, the Gross Rent stated in section 1.06. The Gross Rent shall be divided into twelve (12) equal monthly installments and each such monthly installment shall be due and payable in advance on the first day of each month during each Lease Year. Notwithstanding the provisions of Article 19.6 payments made later than the tenth (10th) day of any month shall be deemed late. If the Lease Commencement Date is not the first day of the month, then the Gross Rent from the Lease Commencement Date until the first day of the following month shall be prorated on a per diem basis at the rate of one-thirtieth (1/30) of the monthly installment of the Gross Rent payable during the first Lease Year, and Tenant shall pay such prorated installment in advance on the Lease Commencement Date.

4.2 Intentionally Deleted.

4.3 Intentionally Deleted.

4.4 All sums payable by Tenant shall be paid to Landlord in legal tender of the United States, at the address to which notices to Landlord are to be given or to such other party or such other address as Landlord may designate in writing. Landlord's acceptance of rent after it shall have become due and payable shall not excuse a delay upon subsequent occasions nor constitute a waiver of rights, not withstanding any endorsement or restriction that Tenant may include with such payment.

                            ARTICLE V
                   TAX AND OPERATING EXPENSES

5.1 The Gross Rent described in section 1.06 includes an annual factor for real estate taxes, common area maintenance, property management fees, utilities, insurance and electricity (HVAC, lights and outlets). Tenant agrees to pay as additional rent, its proportionate share, which is equal to the ratio of the area of the Premises to the area of the Building and which for purposes of this Lease is 49 and 69 hundredths percent (49.69%), of any increase in the following expenses over the base for these expenses.
           Expenses                          Base

  Fire and Casualty Insurance      $0.15 per rentable sq.ft.
  Real Estate Taxes                $0.64 per rentable sq.ft.
  Common Area Maintenance          $1.00 per rentable sq.ft.
   Snow plowing, landscaping, fire
   protection, parking lot lights,
   security, fire protection,
   parking maintenance, dumpster

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Property Management                $0.30 per rentable sq.ft.
Utilities
  Water                            $0.25 per rentable sq.ft.
  Gas (Heat & AC)                  $0.55 per rentable sq.ft.
  Electricity                      $1.00 per rentable sq.ft.
                                   -----
                    Totals         $3.89 per rentable sq.ft.

The operating expenses include, but are not limited to, real estate taxes assessed by the Town of Boxborough on the Building and Land on which the Building is situated, insurance required under this Lease and as may be required by Landlord's Mortgagee, electricity, heating, cooling, water, sewage, fire-protection, operations, management, maintenance, landscaping, snow-plowing and such other expense the Landlord may reasonably incur in operating and maintaining the Building and Land. Tenant agrees, within thirty (30) days of receipt of a bill from Landlord, to pay as additional rent, Tenant's proportionate share of any increase in the tax and operating expenses; provided however, that any increase or decrease in Tenant's proportionate share during one billing period shall be set off against any decrease or increase during a succeeding period.

At the conclusion of the first year of the lease term, the tax and operating expense base shall be adjusted as necessary to reflect the actual expenses experienced during the first year.

                           ARTICLE VI
                         USE OF PREMISES

6.1 Tenant shall use the Premises solely for purposes of General Office and Light manufacturing, and for no other use or purpose. Tenant shall not use the Premises for any unlawful purpose or in any manner that the Landlord's opinion will constitute waste, nuisance or unreasonable annoyance to Landlord or any tenant of the Building. Tenant shall comply at it's expense with all present and future laws, ordinances, regulations and orders (including, without limitation, any regulation requiring the sorting or separation of refuse and trash) concerning the use, occupancy and condition of the Premises and all machinery, equipment and furnishings therein. If any such law, ordinance, regulation or order requires an occupancy or use permit for the Premises, then Tenant shall obtain and keep current such permit at Tenant's expense and promptly deliver a copy thereof to Landlord. Use of the Premises is subject to all covenants, conditions and restrictions of record and which have been disclosed to Tenant. Landlord agrees to give Tenant copies of any such laws, ordinances, regulations and orders currently in effect and of which it becomes aware from time to time during the term of this agreement.


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6.2 Tenant shall pay before delinquency any business, rent or other tax or fee that is now or hereafter assessed or imposed upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business in the Premises or Tenant's personal property, equipment, fixtures, furnishings or inventory. If any such tax or fee is enacted or altered so that such tax or fee is imposed upon Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay the amount of such tax or fee within ten (10) business days after Landlords demand thereof.

6.3 Tenant shall not in the Building and/or Premises generate, store, handle, release, discharge, or otherwise deal with any material classified as "hazardous material" for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time (CERCLA) or the Resource Conservation and Recovery Act of 1976, as amended from time to time (RCRA), or any similar or related federal, state, or local statutes, rules, regulations or ordinances. Provided, however, that this provision shall not limit Tenant's use of the Premises, provided further that such use is in compliance with provisions of this paragraph. Without limiting the generality of the foregoing, Tenant expressly covenants and agrees that it shall not, nor shall it permit anyone to:

     (A) Use asbestos or any asbestos-containing materials in the Premises or in the Building;

     (B) Use any liquid-filled transformers in the Premises or in the Building, unless consented to by Landlord in writing and confirmed by an outside authoritative source to be free of polychlorinated biphenyl's (PCB's);

     (c) Install any underground storage tanks, unless consented to by Landlord in writing specifically approved and certified to be in compliance with applicable code requirements;

     (D) Store any opened containers of combustible products, such as cleaning solvents, in other than metal containers and cabinets approved by the Landlord in writing.

Tenant shall protect, indemnify, and save Landlord and its officers, agents, servants and employees harmless from and against any and all obligations, liabilities, costs, damages, claims and expenses of whatsoever nature arising from or in connection with any violation of this section 6.3.

                           ARTICLE VII
                    ASSIGNMENT AND SUBLETTING

7.1 Tenant shall not assign this Lease or any Tenant's rights or obligations hereunder, or sublet or permit anyone to occupy the Premises except in accordance with Article 7.2

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7.2 Tenant may transfer, assign or sublease all or a portion of
Tenant's interest in the leased Premises and the improvements on the leased Premises, but only to some responsible party or parties, provided that all rents, taxes, assessments, liens, insurance, and other charges of every kind that Tenant has covenanted to pay shall be fully paid to the date of the assignment, and all covenants and agreements contained in this lease agreement to be kept and performed by Tenant shall be fully complied with to the date of the assignment. In no event shall Tenant's interest in the leased Premises and the improvements on the Premises be assigned otherwise than by an instrument fully executed and acknowledged in which the assignee shall expressly assume all the obligations of Tenant under this lease agreement, or unless there shall be placed in the hands of Landlord or delivered to the party then authorized to receive the rent for Landlord, not less than ten (10) days before the transfer is to be made, a copy of the instrument of assignment. Any assignment, except by devise or descent, or by operation of law, not made as required in this lease agreement to be made, shall, if Landlord so elects, be void, and Tenant shall remain bound to perform all of Tenant's obligations, under this lease agreement in spite of such an assignment. Written consent by Landlord to an assignment of any interest under this lease agreement shall be deemed to be a satisfaction of the requirements of this provision. Tenant agrees to reimburse Landlord for Landlords reasonable attorney fees and related costs incurred in connection with the processing, review, or documentation of any requested transfer, assignment, subletting of this lease agreement or of Tenant's interest in and to the leased Premises. Notwithstanding any of the foregoing to the contrary, notice of any assignment or subletting of all or a portion of the leased premises shall be given in writing to the Landlord and for a period of 30 days Landlord may exercise it's right ("Landlord's Preferential Right") to lease such assigned or sublet space to any other Tenant and Landlord will exercise this right by giving Tenant written notice within said time period, and there upon the Lease of said space by Tenant will end. Should landlord exercise such Preferential Right, Tenant shall be released from any further obligation, cost or liability as to that portion of the Leased Premises in which Landlord leases or sublets to a third party. Should landlord not lease or sublet the entire Leased Premises, Tenant shall be free to pursue a transfer, assignment or sublease of the remaining Leased Premises as aforesaid in this Section 7.2 free from Landlord's Preferential Right, and this Lease Agreement shall terminate as to Tenant for such portion of the Leased Premises in which Landlord leases or sublets to a third party.

7.3 Intentionally deleted.

7.4 Intentionally deleted.

7.5 Intentionally deleted.

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                          ARTICLE VIII
                     MAINTENANCE AND REPAIRS

8.1 Tenant shall keep and maintain the Premises and all fixtures and equipment located therein in clean, safe and sanitary condition and in compliance with all legal requirements, shall take good care thereof and make all reasonably necessary repairs thereto, shall suffer no waste or injury thereto, and at the expiration or earlier termination of the Lease Term, shall surrender the Premises in the same order and condition in which they were on the Lease Commencement Date (ordinary wear and tear consistent with the permitted use hereunder excepted). All injury, breakage, and damage to the Premises and to any other part of the Building or the Land caused by an act or omission of any invitee, agent, employee, subtenant, assignee, contractor, client, family member, licensee, customer or guest of Tenant (collectively "Invitee") or Tenant, shall be repaired or replaced (as applicable) by and at Tenant's expense, except that Landlord shall have the right at Landlord's option to make any such repair or replacement and to charge Tenant for all reasonable costs and expenses incurred in connection therewith upon receipt of notice thereof by Tenant and upon Tenant's failure to do so.

8.2 (a) Landlord shall keep the exterior walls, load bearing elements, foundations, pipes, and conduits, roof and common areas that form a part of the building, and the building standard mechanical, electrical, HVAC and plumbing systems that are provided by Landlord in the operation of the Building, clean and in safe, sanitary and good operating condition and, in compliance with all legal requirements, and subject to Section 8.1, shall make all required repairs thereto.

     (b) Notwithstanding any of the foregoing to the contrary, maintenance and repair of special Tenants area, facilities, finishes and equipment relating solely to the Premises (including, but not limited to, any special fire equipment, telecommunications and computer equipment, kitchen/galley/coffee equipment or air conditioning equipment serving the Premises only and all other furniture, finishing and equipment of Tenant and any Alterations (as hereinafter defined) made by Tenant shall be the sole responsibility of Tenant.

8.3 Landlord shall provide one dumpster/compactor, common with other tenants of the Building, for purpose of receiving Tenant's normal office waste. Tenant shall not use this facility for trade, industrial or any waste other than normal office waste.

8.4 During the term of this Lease agreement and any extension thereof Landlord shall cause the parking area to be properly operated and maintained and all entrances, exits, driveways and walkways kept in good repair, such operation and maintenance to include, without limitation, lighting, traffic control signage,
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timely removal of snow, ice and debris, and surfacing and
resurfacing with a hard surface.

                           ARTICLE IX
                           ALTERATIONS

9.1 The initial improvement of the Premises shall be accomplished by Landlord in accordance with Exhibit D (Demising walls), Landlord is under no obligation to make any alterations, decorations, additions, improvements, demolition's or other changes (collectively "alterations") in or to the Premises except as set forth in Exhibit D.

9.2 Tenant shall not make or permit anyone to make any Alteration in or to the Premises or the Building without Landlord's prior written consent, which consent may not be unreasonably withheld. Any Alteration which Landlord permits Tenant to make shall be made: (a) in a good, workmanlike, first-class and prompt manner;
(b) using new materials only; (c) by a contractor of Tenant's choice and approved by Landlord and in accordance with plans and specifications consented to in writing by Landlord; (d) in accordance with legal requirements (including, without limitation, the Americans With Disabilities Act) and requirements of any insurance company insuring the Building; (e) after obtaining any required consent of the holder(s) of any Mortgage; (f) after obtaining a workmen's compensation insurance policy approved by Landlord, wherein such approval is not unreasonably withheld; and
(g) in compliance with such other reasonable requirements as Landlord might impose. If any lien (or a petition to establish a lien) is filed in connection with any Alteration, then such lien (or petition) shall be discharged by Tenant at Tenant's expense within ten (10) days thereafter by the payment thereof or filing of a bond acceptable to Landlord. Landlord's consent to the making of an Alteration shall be deemed not to constitute Landlord's consent to subject its interest in the Premises or the Building or the Land to liens which may be connection therewith.

9.3 If any Alteration is made without Landlord's prior consent, then Landlord shall have the right, in addition to exercising all other available remedies, at Tenant's expense to remove and correct such Alteration, and restore the Premises and the Building to their condition immediately prior thereto or to require Tenant to do the same. Unless Landlord elects otherwise pursuant to this
Section 9.3, all Alterations, except additions of removable furniture, equipment, and furnishings, and trade fixtures, to the Premises or the Building made by either party shall immediately become Landlord's property (provided, however, that during the Lease Term Tenant shall retain an insurable interest in such Alterations) and shall remain upon and be surrendered with the Premises at the expiration or earlier termination of the Lease Term; provided, however, that if Tenant is not in default under this Lease, then Tenant shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, all
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movable or removable furniture, equipment and furnishings, and trade fixtures installed on the Premises solely at Tenant's expense. Notwithstanding anything of the foregoing to the contrary in this Section 9.3, Tenant shall also be required to remove all Alterations, removable or attached, at Landlords discretion, to Premises or the Building and all non-trade fixtures and equipment which Landlord has not previously approved for installation and which Landlord designates in writing for removal (which designation shall be provided to Tenant prior to the expiration or earlier termination of the Lease Term) and Tenant shall be required to remove all telephone and data cabling installed by or on behalf of Tenant not used by or accepted by subsequent Tenants (collectively "Cabling"). Movable or removable furniture, equipment and furnishings, and trade fixtures shall be deemed to exclude any item which would normally be removed or detached from the Premises with the assistance of any tool or machinery other than a hand truck equipped with rubber tires and other devices used by professional movers. Landlord shall have the right to repair or replace at Tenant's reasonable expense all damage to the Premises or the Building caused by any such removal or to require Tenant to do the same. If any such furniture, furnishings or trade fixtures is not removed by Tenant prior to the expiration or earlier termination of the Lease Term, then the same shall, at Landlord's option, become Landlord's property and shall be surrendered with the Premises as a part thereof; provided, however, that Landlord shall have the right to remove from the Premises at Tenant's Expense such furniture, equipment and furnishings, or trade fixtures and any Alteration, non-trade fixture or equipment (which Landlord designates in writing for removal) and any Cabling.

                            ARTICLE X
                              SIGNS

     10.1 Landlord will list Tenant's name on a Building directory at the entrance to the Codman Hill property and a standard signage near the suite entry door. Tenant shall not paint, affix or otherwise display on any part of the exterior or interior of the Building (or any part of the Premises which is visible from outside the Premises) any other sign, advertisement or notice without the prior written approval of Landlord, which approval shall not be unreasonably withheld and without the securing of all necessary Sign Permits from the Town of Boxborough. If any such item that has not been approved by Landlord is so displayed, then Landlord shall have the right to remove such item at Tenant's expense or to require Tenant to do the same.

10.2 Except by United States mail, Tenant shall not distribute any advertisements or notices within the building or on the Land. Landlord reserves the right to prohibit any advertisement which in Landlord's reasonable opinion tends to impair the reputation or desirability of the Building.

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                           ARTICLE XI
                          LEASE DEPOSIT

     11.1 Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord an amount equal to one (1) monthly installment of the Gross Rent payable during the fifth lease year ($24,181.64) as the Lease Deposit to secure Tenant's full and faithful performance of all the obligations herein set forth. Landlord shall not be required to pay interest on the Lease Deposit or to maintain the Lease Deposit in a separate account. If any sum payable by Tenant to Landlord shall be due and unpaid, or if Landlord makes any payments on behalf of Tenant, or if Landlord suffers any loss, cost or expense as a result of Tenant's non-performance of any obligation or covenant herein, then Landlord, at its option and without limiting any other remedy, may use and apply any part of the Lease Deposit to compensate Landlord for the payments not made or the loss, cost or expense suffered by Landlord and notify Tenant of Landlord's intended use thereof prior to such use. Within thirty (30) days after written notice of Landlord's use of the Lease Deposit, Tenant shall deposit with Landlord cash in an amount sufficient to restore the Lease Deposit to its prior amount. Within approximately ninety (90)) days after the later of (a) the expiration or earlier termination of the Lease Term, or (b) Tenant's vacating the Premises, Landlord shall return the Lease Deposit less such portion thereof as Landlord may have used to satisfy Tenant's obligations and less such other sums as are reasonably due from Tenant. If Landlord transfers the Lease Deposit to a transferee of the Building or Landlord's interest therein, then such transferee (and not Landlord) shall be liable for its return. The holder of any Mortgage shall not be liable for the return of the Lease Deposit unless such holder actually receives the Lease Deposit. Tenant shall not transfer or assign the Lease Deposit or any interest therein without Landlord's prior written consent, which consent Landlord may not unreasonably be withheld.

                           ARTICLE XII
                          HOLDING OVER

12.1 Tenant acknowledges that if Tenant fails to surrender Premises at the expiration of the Lease Term, then it will be conclusively presumed that the value to Tenant of remaining in possession, and the loss that will be suffered by Landlord as a result thereof, far exceed the Gross Rent and additional rent that would have been payable had the Lease Term continued during such holdover period. Therefore, if Tenant does not immediately surrender the Premises upon the expiration of the Lease Term, then the Gross Rent shall be increased to equal to double the Gross Rent, and other sums that would have been payable pursuant to the provisions of the Lease if the Lease Term had continued during such holdover period. Such rent shall be computed on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during
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such holdover period until the Premises has been vacated.
Landlord's acceptance of such rent shall not in any manner adversely affect Landlord's other rights and remedies, including Landlord's right to evict Tenant and recover damages. Tenant agrees to hold Landlord harmless from and against all loss and damages, direct and consequential, which Landlord may suffer or incur in connection with claims by other parties against Landlord arising out of the holding over by Tenant, including, without limitation, reasonable attorney's fees which may be incurred by Landlord in defense of such claims. Except as otherwise specifically provided in this Article, all terms of this Lease shall remain in full force and effect during such holdover period.

                          ARTICLE XIII
                            INSURANCE

13.1 Tenant shall not conduct any activity or place any item in or about the Building which may increase the rate of any insurance on the Building. If any increase in the rate of such insurance is due to any such activity or item, then (whether or not Landlord has consented to such activity or item and without waiving Landlord's right to require such activities to cease), Tenant shall pay the amount of such increase. The statement of any insurance company or insurance rating organization regularly providing service to the building (or other organization exercising similar functions in connection with the prevention of fires or the correction of hazardous conditions) that such an increase is due to any such activity or item shall be conclusive evidence thereof.

13.2 Tenant shall maintain throughout the Lease Term with a company licensed to do business in Massachusetts, approved by Landlord and having a rating equal to or exceeding A:11 in Best's Insurance Guide (a) broad form comprehensive general liability insurance and (b) all-risk property insurance. Such liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than one million ($1,000,000) dollars combined single limit per occurrence. Such property insurance shall be in an amount not less than required to replace all Alterations and all other contents of the Premises, excluding only the work and materials considered to be building standard finishes. All such insurance shall name Landlord as additional named insured; contain an endorsement that such insurance shall remain in full force and effect regardless of whether Tenant has waived any claim against Landlord, under this Lease, or any other person; provide that the insurer waives all right of recovery by way of subrogation against Landlord, its agents and employees; and contain an endorsement prohibiting cancellation, failure to renew, reduction in amount of insurance or change of coverage as to the interests of Landlord by reason of any act or omission of Tenant without the insurer's giving Landlord thirty (30) days prior written notice of such action. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of
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insurance. Tenant shall deliver a certificate of such insurance and receipts evidencing payment of the premium for such insurance to Landlord on or before the Lease Commencement Date and at least annually thereafter.

13.3 Landlord shall maintain general comprehensive and all hazards (storm, flood, water, wind, etc.) as well as fire insurance with extended coverage insuring the base Building (but not any Alterations or any personal property or other property of any tenant, including Tenant). Landlord here by waives its right of recovery against Tenant if the damage, loss or destruction was not caused by the gross negligence or willful act or omission of Tenant or any Invitee, but only to the extent that Landlord receives insurance proceeds with respect to such damage, loss or destruction.

                           ARTICLE XIV
                     SERVICES AND UTILITIES

14.1 Landlord will furnish to the Premises heating, ventilation and air conditioning ("HVAC") during the seasons they are required in Landlord's reasonable judgment at temperatures and as are typically provided to similar types of buildings in the area. Landlord shall not be liable for any failure to maintain comfortable atmosphere conditions in all or any portion of the Premises due to excessive heat generated by any equipment or machinery installed by Tenant (with or without Landlord's consent) or due to any impact that Tenant's furniture, equipment, machinery or millwork may have upon the delivery of HVAC to the Premises. For purposes of this Section 14.1, excessive heat shall be deemed to result from (a) the installation of machinery or equipment, other than normal office machinery and equipment or light manufacturing or software engineering equipment, in an area not engineered for such equipment, or (b) the installation and concurrent operation of a number of normal office machines or pieces of equipment in an area not engineered for such a concentration. For example, a typical light manufacturing and engineering facility will provide comfortable temperatures for its occupant when a normal personal computer and other operational equipment, or a number of smaller computers are installed and operated in that area. The normal hours of operation of the Building will be 8:00 a.m. to 6:00 p.m. on Monday through Friday (except such holidays) and such other hours, if any, as Landlord determines.

14.2 If Tenant requires lighting, air conditioning or heat beyond the normal hours of operation (8AM to 6PM Monday through Friday), then Landlord will furnish the same. Tenant agrees to pay Landlord, as Additional Rent for such extra service, $70.00 per hour for use of Premises beyond the normal hours. Tenant acknowledges that this amount represents use of utilities for normal office operations only and does not include use of utilities for any other purpose.
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14.3 Tenant shall promptly reimburse Landlord on demand for the cost of any excess utility usage in or in connection with the Premises (including, but not limited to, water, sewer and chiller usage). Excess and/or disproportionate usage shall be determined by joint consultation of Landlord and Tenant's independent mechanical contractors, and pursuant to measurement of such usage by Landlord's energy management system.

14.4 Landlord reserves the right to curtail or suspend any utility, service or Building system when necessary or desirable in the reasonable judgment of Landlord, except in cases of emergency, with forty-eight (48) hours prior written notice to Tenant, by reason of accident, emergency, repairs, alterations, replacements or improvements, until such cause has been removed or remedied. In the event of Landlord's failure or inability to furnish any of the utilities or services required to be furnished by Landlord hereunder, Landlord shall not have any liability to Tenant; provided, however, that Landlord shall use good faith efforts to restore such failure or inability so long as such failure or inability is within Landlord's reasonable control, and Tenant's rent is reduced in prorate share to such curtailment or suspension of any utility services or building system if due to landlords willful misconduct.

14.5 If any public utility or governmental body requires Landlord or Tenant to restrict the consumption of any utility or reduce any service to the Premises or the Building, Landlord and Tenant shall comply with such requirements whether or not utilities and services referred to in this Article XIV are thereby reduced or otherwise affected, without any abatement, deduction, set-off, rebate or adjustment to the Gross Rent or additional rent payable hereunder.

                           ARTICLE XV
                      LIABILITY OF LANDLORD

15.1 Except for the gross negligence or willful misconduct and to the extent not covered by either party's insurance any damage, injury, loss or claim based on or arising out of an act or omission of the Landlord, its employees or agents, Landlord, its employees and agents shall not be liable to Tenant, any Invitee or any other person or entity for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss of business) based on or arising out of any cause whatsoever (except as otherwise provided in this Section), including without limitation the following; repair to any portion of the Premises or the Building; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage, or plumbing or mechanical equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Building; fire, robbery, theft, vandalism,
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mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability to furnish any service specified in this Lease; and leakage in any part of the Premises or the Building from water, rain, snow, ice or other cause that may leak into, or flow from, any part of the Premises or the Building or the Land. If any condition exists which may be the basis of a claim of constructive eviction, then Tenant shall give Landlord written notice thereof and a reasonable opportunity to correct such condition, and in the interim Tenant shall not claim that it has been constructively evicted or is entitled to a rent abatement. Any property placed by Tenant or Invitees in or about the Premises, the Building or the Land shall be at the sole risk of Tenant, and Landlord shall not in any manner be responsible therefor. If any employee of Landlord receives any package or article delivered for Tenant, then such employee shall be acting as Tenant's agent for such purpose and not as Landlord's agent.

15.2 Tenant shall reimburse Landlord for, and shall indemnify, defend upon request and hold Landlord, its employees and agents harmless from and against, all reasonable costs, damages, claims, liabilities, expenses (including reasonable attorney's fees), actual losses and court costs suffered by or claimed against Landlord, directly or indirectly, based on or arising out of, in whole or in part, (a) Tenant's use and occupancy of the Premises or the business conducted therein, (b) any negligent or willful act or omission of Tenant or Invitee, (c) any breach of Tenant's obligations under this Lease, including failure to surrender the Premises upon the expiration or earlier termination of the Lease Term, or (d) any unreasonable or unauthorized entry by Tenant or any Invitee upon Land prior to the Lease Commencement Date.

15.3 If any Landlord hereunder transfers the Building or such Landlord's interest therein, then such Landlord shall not be liable for any obligation or liability based on or arising out of any event or condition occurring after such transfer. Tenant shall attorn to such transferee and, within Ten (10) days after request, shall execute, acknowledge and deliver any document submitted to Tenant confirming such attornment.

15.4 Tenant shall not have the right to offset or deduct any amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or sum payable to Landlord. Tenant's sole remedy for recovering upon such claims shall be to institute an independent action against Landlord.

15.5 If Tenant or any Invitee is awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord's estate and interest in the Building and the Land. No other asset of Landlord, any partner, director or officer of Landlord (collectively "Officer") or any other person or entity shall be available to satisfy or subject to such judgment, nor shall any Officer or other person or entity
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have personal liability for satisfaction of any claim or judgment against Landlord or any Officer.

                           ARTICLE XVI
                              RULES

16.1 Tenant and Invitees shall observe the rules specified in Exhibit C attached hereto. Tenant and Invitees shall also observe any other rule that Landlord may reasonably promulgate for the operation or maintenance of the Building, provided that notice thereof is given and such rule is not inconsistent with the provisions of this Lease or otherwise inconsistent with law. Landlord shall have no duty to enforce such rules or any provisions of any other lease against any other Tenant, except to the extent that Tenants are tenants of the Building.

                          ARTICLE XVII
                      DAMAGE OR DESTRUCTION

17.1 If the Premises or the Building are totally or partially damaged or destroyed thereby rendering the Premises totally or partially untenantable, then Landlord shall repair and restore the Premises (except as hereinafter provided) and the Building to substantially the same condition in which they were in prior to such damage or destruction; provided, however, that if in Landlord's judgment such repair and restoration cannot be completed within ninety (90) days after the occurrence of such damage or destruction (taking into account the time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans and issuance of all required permits), then Landlord shall have the right, at its sole option, to terminate this Lease as of the sixtieth (60th) day after such damage or destruction by giving written notice of termination within forty-five (45) days after the occurrence of such damage and destruction. In such event the Gross Rent and any other sums owed to Landlord shall be abated as of the date the Premises was rendered inaccessible to Tenant. If the Premises or any part thereof are damaged or destroyed by fire or any other cause, Tenant shall give prompt notice thereof to Landlord. Tenant shall be responsible for any additional expenses incurred in the event that Tenant does not promptly provide such notice. If this Lease is terminated pursuant to this Article, then rent shall be apportioned (based on the portion of the Premises which is usable after such damage or destruction) and paid to the date of termination. If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Premises are substantially complete, Tenant shall be required to pay Gross Rent and additional rent only for the portion of the Premises that is usable while such repair and restoration are being made. If this Lease is not terminated as a result of damage or destruction, then Landlord shall bear the expenses of such repair and restoration of the Premises and the Building; provided, however, that if such damage or destruction was caused by the
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negligent or willful act or omission of Tenant or any Invitee, then Tenant shall pay the amount by which such expenses exceed the insurance proceeds, if any, actually received by Landlord on account of such damage or destruction; and provided further, however, that in no event shall Landlord be required to repair or restore any work and materials not deemed by Landlord to be building standard work and materials, any Alteration previously made by Tenant or any of Tenant's trade fixtures, furnishings, equipment or personal property.

Notwithstanding anything herein to the contrary, Landlord or Tenant shall have the right to terminate this Lease if (a) Landlord's insurance is insufficient to pay the full cost of such repair or restoration, (b) the holder of any Mortgage fails or refuses to make such insurance proceeds available for such repair and restoration, (c) zoning or other applicable laws or regulation do not permit such repair and restoration, or (d) the Building is damaged by fire or casualty (whether or not the Premises has been changed) to such an extent that Landlord decides, in its sole and absolute discretion, not to rebuild or reconstruct the Building.

                          ARTICLE XVIII
                          CONDEMNATION

18.1 If one-third or more of the Premises or occupancy thereof shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such taking or condemnation (collectively, "condemned"), then this Lease shall terminate on the date title vests in such authority and rent shall be apportioned as of such date. If less than one-third of the Premises or occupancy thereof is condemned. then this Lease shall continue in full force and effect as to the part of the Premises not condemned, except that as of the date title vests in such authority Tenant shall only be required to pay the Gross Rent and additional rent with respect to the part of the Premises not condemned. Notwithstanding anything herein to the contrary, if any portion of the Land or the Building is condemned, and the entire, location or extent of such condemnation is such that Landlord elects, in its sole and absolute discretion, to demolish the Building (in whole or in part), then Landlord may terminate this Lease by giving sixty (60) days prior written notice of such termination to the Tenant at any time after such condemnation and this Lease shall terminate on the date specified in such notice and rent shall be adjusted to such date.

18.2 Except for awards made for Tenant's fixtures and/or Tenant owned improvements, all awards, damages and other compensation paid by such authority on account of such condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or the authority for any portion of such award, damages or compensation attributable to damage of the
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Premises, value of the unexpired portion of the Lease Term, loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for the value of furnishings, trade fixtures or Tenant improvements installed in the Premises at Tenant's expense and for relocation expenses, provided that such claim is stated separately from any award to Landlord and provided further that such claim shall in no way diminish the award, damages or compensation otherwise payable to Landlord in connection with such condemnation.

                           ARTICLE XIX
                             DEFAULT

19.1 An Event of Default is any one or more of the following: (a) Tenant's failure to make when due, any payment of the Gross Rent, additional rent or other sum due hereunder; (b) Tenant's failure to perform or observe any other term, covenant or condition hereof and such failure continues for a period of fifteen working days after written notice from Landlord excepting however Tenant's failure to comply with Hazardous Materials provisions of this Lease or Tenant's violation of any health laws, zonal or building codes; (c) Tenant's failure to occupy continuously the Premises;
(d) an Event of Bankruptcy as specified in Article XX; or (e) Tenant's dissolution or liquidation.

19.2 If there shall be an Event of Default, including an Event of Default prior to the Lease Commencement Date, then the provisions of this Section shall apply. Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession and take possession of the Premises. If necessary, Landlord may proceed to recover possession of the Premises under applicable laws, by such other proceedings, including re-entry and possession, or by using such force as may be necessary. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, then everything in this Lease to be done by Landlord shall cease, without prejudice, subject however, to Tenant's liability for all rent and other sums due hereunder. Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term(s) (which may extend beyond the date on which the Lease Term would have expired but for Tenant's default) and on such terms and conditions (which may include concessions or free rent and alteration of the Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations be diminished by reason of, Landlords failure to relet the Premises or collect any rent due upon such reletting. If Landlord relets the Premises and collects rent in excess of the Gross Rent and additional rent owed by Tenant hereunder, Landlord shall be entitled to retain any such excess and Tenant shall be entitled to a credit therefor. Whether or not this Lease is terminated, Tenant nevertheless shall remain liable for the Gross
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Rent, additional rent and damages which may be due or sustained, and all costs, fees and expenses (including without limitation attorney's fees brokerage fees and expenses incurred in placing the Premises in first class rentable condition) incurred by Landlord in pursuit of its remedies and in renting the Premises to others from time to time. Tenant shall be liable for all rent (limited to 12 months) that would have applied to any period of occupancy of the Premises (whether or not any such period has elapsed) for which Tenant was hereunder granted occupancy with out any obligation to pay such rent (if any). Tenant shall also be liable for additional damages which at Landlord's election shall be either: (a) an amount equal to the Gross Rent and additional rent which would have become due during the remainder of the Lease Term, less the amount of rental, if any which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent payable as a result of any failure of such other person to perform any of its obligations), in which case such damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default (provided, however, that if at the time of any reletting of the Premises there exists other space in the Building available for leasing, then the Premises shall be deemed the last space rented, even though the Premises may be relet prior to the date such other space is leased and provided further however, that separate suits may be brought to collect such damages for any month(s), and such suits shall not in any manner prejudice Landlord's right to collect any such damages for any subsequent month(s), or Landlord may defer any such suit until after the expiration of the Lease Term); or (b) an amount equal to the present value (as of the date of Tenant's default) of the Gross Rent and additional rent which would have become due through the date on which the Lease Term would have expired but for Tenant's default, which damages shall be payable to Landlord in a lump sum on demand. For purpose of this section, present value shall be computed by discounting at a rate equal to one (1) whole percentage point above the discount rate then in effect at the Federal Reserve in Boston. Tenant waives any right of redemption, reentry or restoration of the operation of this Lease under any present or future law, including any such right which Tenant would otherwise have if Tenant shall be dispossessed for any cause. As used in the preceding sentence, the words "redemption", "re-entry", and "dispossessed", shall not be deemed restricted to their technical or legal meanings. Whether or not this Lease and/or Tenant's rights of possession is terminated, Landlord shall have the right to terminate by written notice any renewal or expansion right contained in this Lease and to grant or withhold any consent or approval pursuant to this Lease so long as it is not unreasonable.

19.3 Landlord's rights and remedies set forth in this Lease are cumulative and in addition to Landlord's other right's and readies at law or in equity, including those available as a result of any anticipatory breach of this Lease. Landlord's exercise of any such
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right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Landlord's delay or failure to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall not constitute a waiver of such rights, remedies or obligations. Landlord shall not be deemed to have waived any default unless such waiver expressly is set forth in an instrument signed by Landlord. Any such waiver shall not be construed as a waiver of any covenant or condition except as to the specific circumstances described in such waiver. Neither Tenant's payment of an amount less than a sum due nor Tenant's endorsement or statement on any check or letter accompanying such payment shall be deemed an accord and satisfaction. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due. Landlord may accept the same without prejudice to Landlord's right to recover the balance of such sum or to pursue other remedies. Re-entry and acceptance of keys shall not be considered an acceptance of a surrender of this Lease.

19.4 If more than one natural person and/or entity shall constitute Tenant or any Guarantor, then the liability of each person or entity shall be joint and several. If Tenant or any Guarantor is a general partnership or other entity, the partners or members of which are subject to personal liability, then the liability of each such partner or member shall be joint and several.

19.5 If Tenant fails with respect to this Lease to make any payment to any third party and the Landlord is notified by that party or to do any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act. Landlord's taking such action shall not be considered a cure of such failure by Tenant nor prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such failure. If Landlord elects to make such payment or do such act, then all expenses incurred, plus interest therein at the Default Rate (as hereinafter defined) from the date incurred to the date of payment thereof by Tenant, shall constitute additional rent. The Default Rate shall equal the rate per annum which is the lesser of eighteen percent (18%) or the highest rate permitted by law.

19.6 If Tenant fails to make any payment of the Gross Rent, additional rent or any other sum payable to Landlord on or before the date such payment is due or payable, the Tenant shall pay a late charge equal to five percent (5%) of the amount of such payment, beginning 10 days after the payment is due. Such payment and such late fee shall bear interest at the Default Rate from the date such payment was due to the date of payment. If Tenant is in default of this Lease for the same or substantially the same reason more than twice during any Lease Year, then at Landlord's election, Tenant shall not have the right to cure such repeated default; provided however, that if Tenant is in default on account
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of Tenant's failure to make any payment of Gross Rent or
additional rent when due, and any such occurrence of default does not exceed fifteen working days, then Tenant shall have the right to cure such default twice during any Lease Year and four (4) times during the Lease Term. In the event of Landlord's election not to allow a cure of a repeated default, Landlord shall have all rights and remedies provided herein and by law. In addition, following each second consecutive monthly installment of rent that remains unpaid for longer than fifteen working days beyond the date on which the same is due and payable, Landlord may, in addition to all other rights and remedies provided herein and by law, require that Tenant increase the amount of the security deposited with Landlord by an amount equal to two (2) months rent. If Tenant shall deliver to Landlord a check that is returned unpaid for any reason, such payment shall be deemed never to have been made and, additionally, Tenant shall pay Landlord One Hundred Dollars ($100.00) for Landlords expense in connection therewith (plus reasonable out-of-pocket expenses incurred in connection therewith) and said charge shall be payable to Landlord on the first day of the next succeeding month as additional rent.

19.7 intentionally deleted.

                           ARTICLE XX
                           BANKRUPTCY

20.1 An Event of Bankruptcy is: (a) Tenant's, a Guarantor's or any general partner ("General Partner") of Tenant's becoming insolvent, as that term is defined in Title II of the United States Code (the "Bankruptcy Code"), or under the insolvency laws of any state (the "Insolvency Laws"); (b) appointment of a receiver or custodian for any property of Tenant, a Guarantor or a General Partner, or the institution of a foreclosure or attachment action upon any property of Tenant, a Guarantor or a General Partner; (c) filing of a voluntary petition by Tenant, a Guarantor or a General Partner under the provisions of the Bankruptcy Code or Insolvency Laws; (d) filing of an involuntary petition against Tenant, a Guarantor or a General Partner as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (1) is not dismissed within thirty (30) days after filing, or (2) results in the issuance of an order for relief against the debtor; (e) Tenant's a Guarantor's or a General Partner's making or consenting to an assignment for the benefit of creditors or a composition of creditors; or (f) a material and adverse change in the financial condition or status of Tenant, a General Partner or a Guarantor.

20.2 Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available pursuant to Article XIX; provided, however, that while a case (the "Case") in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord's right to terminate this Lease shall be subject, to the extent required by the Bankruptcy Code, to any rights of Tenant or
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its trustee in bankruptcy (collectively "Trustee") to assume or assign this Lease pursuant to the bankruptcy code. To the extent permitted by the Bankruptcy Code, Trustee shall not have the right to assume or assign this Lease unless Trustee promptly (a) cures all defaults under this Lease, (b) compensates Landlord for all damages incurred as a result of such defaults, (c) provides adequate assurance of future performance on the part of Tenant as debtor in possession or Tenant's assignee, and (d) complies with all other requirements of the Bankruptcy Code. To the extent permitted by the Bankruptcy Code, if trustee fails to assume or assign this Lease in accordance with the requirements of the Bankruptcy Code within sixty (60) days after the initiation of the Case, then Trustee shall be deemed to have rejected this Lease. To the extent permitted by the Bankruptcy Code, adequate assurance of future performance shall require that, at a minimum, all of the following minimum criteria be met: (1) Tenant's gross income (as defined by generally accepted accounting principles) during the thirty (30) days preceding the filing of the Case must be greater than ten (10) times the next monthly installment of the Gross Rent and additional rent; (2) Both the average and median of Tenant's monthly gross income (as defined by generally accepted accounting principles) during the seven (7) months preceding the filing of the Case must be greater than ten (10) times the next monthly installment of the Gross Rent and additional rent; (3) Trustee must pay its estimated prorate share of cost of all services performed or provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of the Gross Rent) in advance of the performance or provision of such services; (4) Trustee must agree that Tenant's business shall be conducted in a first-class manner and that no liquidation sale, auction or other non-first-class business operation shall be conducted on the Premises; (5) Trustee must agree that the use of the Premises as stated in this Lease shall remain unchanged and that no prohibited use shall be permitted; (6) Trustee must agree that the assumption or assignment of this Lease shall not violate or affect the rights of other Tenant's in the Building; (7) Trustee must pay at the time the next monthly installment of the Gross Rent is due, in addition to such installment, an amount equal to the monthly installments of the Gross Rent and additional rent due for the next six (6) months thereafter, such amount to be held as a security deposit; (8) Trustee must agree to pay, at any time Landlord draws on such security deposit, the amount necessary to restore security deposit to its original amount; and (9) All assurances of future performance specified in the Bankruptcy Code must be provided.

                           ARTICLE XXI
                          SUBORDINATION

21.1 This Lease is subject and subordinate to the lien, provisions, operation and effect of all mortgage, deeds or trust, ground leases or other security instruments which may not or hereafter encumber the Building or the Land (individually,
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"Mortgage" and collectively, "Mortgages"), to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recasting or refinancing thereof. The holder of any Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holders of any superior Mortgage) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage and Tenant shall execute, acknowledge and deliver all confirming documents required by such holder.

     21.2 In confirmation of the foregoing subordination, Tenant shall at Landlord's request promptly execute any requisite or appropriate document. Tenant appoints Landlord as Tenant's attorney-in-fact to execute any such document for Tenant if Tenant fails to execute same within ten (10) days after request therefor. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or Tenant's obligations in the event any such foreclosure proceeding is prosecuted or completed or in the event the Land, the Building or Landlord's interest therein is sold at a foreclosure sale or by deed in lieu of foreclosure. If this Lease is not extinguished upon such sale or by the purchase following such sale, then, at the request of such purchaser, Tenant shall attorn to such purchaser and shall recognize such purchaser as the Landlord under this Lease which shall be liable for all Landlord covenants and obligations hereunder. Upon such attornment such purchaser shall not be (a) bound by any payment of the Gross Rent or additional rent more than one (1) month in advance, except as provided for in par 4.1 above, (b) bound by any amendment of this Lease made without the consent of the holder of each Mortgage existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior Landlord, or (d) subject to any offsets or defenses which Tenant might have against prior Landlord. Within five (5) days after receipt, Tenant shall execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment.

21.3 If any lender providing financing secured by the Building requires as a condition of such financing that modifications to this Lease be obtained, and provided that such modifications (a) are reasonable, (b) do not adversely affect in a material manner Tenant's use of the Premises as herein permitted, and (c) do not increase the rent and other sums to be paid by Tenant, then Landlord may submit to Tenant an amendment to this Lease incorporating such modifications. Tenant shall execute, acknowledge and deliver such amendment to Landlord within fifteen
(15) days after receipt.

21.4 Landlord will request any holders of mortgages on the Premises to execute a non disturbance agreement that has been submitted by any Tenant to Landlord for submission to mortgage holder. The failure of mortgage holder to execute such non
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disturbance agreement will in no case affect any of Tenant's obligations or agreements hereunder.

                          ARTICLE XXII
                      COVENANTS OF LANDLORD

22.1 Landlord covenants that if Tenant shall perform timely all of its obligations under this Lease, then subject to the provisions of this Lease, Tenant shall during the Lease Term peaceably and quietly occupy and enjoy possession of the Premises without hindrance by Landlord or other tenants or anyone claiming through Landlord.

22.1.5 Landlord covenants that it shall provide such services as are identified in Article XIV of this Lease.

22.2 Landlord reserves the right to: (a) change the Street address and name of the Building, provided however that Landlord will reimburse Tenant for all reasonable cost involved in such changes if the change is at the election of Landlord; (b) change the arrangements and location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building and in connection with such work, to temporarily close door entry ways, common or public spaces and corridors of the Building so long as the Premises remain reasonably accessible; (c) erect, use and maintain pipes and conduits in and through the Premises; (d) grant to anyone the exclusive right to conduct any particular business in the Building not inconsistent with the permitted use of the Premises or provisions of this Lease save renting to one of the competitors of Tenant listed below (e) use or lease exclusively the roof areas and other exterior areas excluding Building Common Areas; (f) resubdivide the Land or the combine the Land with other lands; (g) construct improvements (including kiosks) on the Land and in the public and common areas of the Building; (h) relocate or change roads, driveways and parking areas and to alter the means of access to all or any portion of the Building; (I) install and display signs, advertisements and notices on any part of exterior or interior of the Building; (j) install such security systems and devices as Landlord deems appropriate; (k) create easements over the Premises and in the entrances, aisles and stairways of any parking area for utilities, telephone lines, sanitary sewer, storm sewer, water lines, pipes, conduits, drainage ditches, sidewalks, pathways, emergency vehicles, and ingress and egress for the use and benefit of others so as to not to substantially affect Tenant's use or enjoyment of the Premises, with Tenant joining in the execution thereof and the Lease shall automatically be subject and subordinate thereto; and (1) alter the site plan, landscaping, repairs, and maintenance provided however that any such right shall be performed consistent with, and so as to not substantially affect Tenant's use or enjoyment of the Premises. Exercise of any such right shall not be considered a constructive eviction or a disturbance of Tenant's business or occupancy.
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Competitors of Tenant: Telepanel, Pricer, NCR, Intellidge.

                          ARTICLE XXIII
                       GENERAL PROVISIONS

23.1 Tenant acknowledges that neither Landlord or any Broker, agent or employee of Landlord has made any representation or promise with respect to the Premises or the Building or the Land except as expressly set forth herein, and no right is being acquired by Tenant except as expressly set forth herein. This Lease contains the entire agreement of the parties and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties and discussions between the parties. This Lease may be changed in any manner only by an instrument signed by both parties.

23.2 Nothing contained in this Lease shall be constructed as creating any relationship between Landlord and Tenant other than that of Landlord and tenants.

23.3 Landlord and Tenant each warrants that in connection with this Lease it has not employed or dealt with any broker, agent or finder or other than the Broker(s) named herein and shall indemnify and hold each other harmless from and against any claim for brokerage or other commissions asserted by any other broker, agent or finder employed by Tenant or Landlord or with whom Tenant or Landlord has dealt. Landlord shall pay broker's fee of Landlord's and Tenant's broker described in section 1.9.

23.4 From time to time upon Ten (10) days prior written notice, Tenant and each subtenant, assignee or occupant of Tenant shall execute, acknowledge and deliver to Landlord and any designee of Landlord a written statement certifying if applicable: (a) that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and stating the modifications); (b) the dates to which rent and any other charges have been paid; (c) that Landlord is not in default in the performance of any obligation (or specifying the nature of any default); (d) the address to which notices are to be sent; (e) that this Lease is subject and subordinate to all Mortgages; (f) that Tenant has accepted the Premises and all work thereto has been completed (or specifying the incomplete work); and (g) such other matters as Landlord may reasonably request. Tenant shall make reasonable and expeditious attempts to respond to the request within the 10 day period.

23.5 Intentionally Deleted.

23.6 All notices or other communications shall be in writing and shall be deemed duly given only when delivered in person (with receipt therefor), or when sent by certified or registered mail, return receipt requested, postage prepaid, to the following address: (a) if to Landlord, at the Landlord Address for Notices;
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or (b) if to Tenant, at the Tenant Address for Notices. Either
party may change its address for the giving of notices by notice given in accordance with this Section. If Landlord or the holder of any Mortgage notifies Tenant that a copy of each notice to Landlord shall be sent to such holder at a specified address, then Tenant shall send in the manner specified in this Section and at the same time such notice is sent to Landlord, a copy of each such notice to such holder, and no such notice shall be considered duly sent unless such copy is so sent to such holder. If Tenant claims that Landlord has breached any obligation, then Tenant shall send such holder notice specifying the breach and permit such holder reasonable opportunity to cure the breach.

23.7 Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision or its application to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar thereto, and the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected.

23.8 Feminine, masculine and neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require.

23.9 The provisions of this Lease shall be binding upon and inure to the benefit of the parties and their respective representatives, successors, and assigns, subject to the provisions herein restricting assignment or subletting.

23.10 Except for emergency, upon twenty-four (24) hours prior written notice to Tenant, Landlord and it designees may enter the Premises at any time, without charge therefor and without diminution of the rent payable by Tenant, to inspect and exhibit the Premises and make such alterations and repairs as Landlord may deem necessary (including, but not limited to, alterations and repairs for a new tenant during the last (60) days of the Lease Term if Tenant has vacated the Premises). Landlord and its employees shall preserve in strict confidence and not disclose to third parties any non-public information or Tenant products witnessed by Landlord or its employees or obtained or received from Tenant while in the Premises.

23.11 This Lease shall be governed by the laws of the Commonwealth of Massachusetts.

23.12 Headings are used for convenience and shall not be considered when construing this Lease.


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23.13 The submission of a copy of this document to Tenant shall not constitute an offer or option to lease. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

23.14 Time is of the essence with respect to each obligation of Tenant and Landlord.

23.15 This Lease may be executed in multiple counterparts, each of which is deemed an original and all of which constitute one and the same document.

23.16 This Lease shall not be recorded.

23.17 Landlord reserves the right to make reasonable changes to the plans and specifications for the Building without Tenant's consent, provided such changes do not alter the Premises or the character of the Building as a first-class light manufacturing and engineering facility, and reasonable notice is given to tenant.

23.18 Except as otherwise provided in this Lease, any additional rent or other sum owed by Tenant to Landlord, and any cost, expense, damage, or liability incurred by Landlord for which Tenant is liable, shall be considered additional rent payable pursuant to this Lease and paid by Tenant no later than fifteen working days after the date Landlord notified Tenant of the amount thereof.

23.19 Tenant's rights and liabilities existing as of the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.

23.20 If Landlord is in any way delayed or prevented from performing any obligation due to fire, act of God, governmental act or failure to act, labor dispute, inability to procure materials or any cause beyond Landlords reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for the time necessary to compensate for the period of such delay or prevention.

23.21 The deletion of any printed, typed or other portion of this Lease shall not evidence an intention to contradict such deleted portion. Such deleted portion shall be deemed not to have been inserted in this Lease.

23.22 The person executing this Lease on Tenant's behalf warrants that such person is duly authorized to so act.

23.23 Intentionally deleted.


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23.24 If Landlord requires the services of an attorney to cause
Tenant to cure any default, to evict Tenant or to pursue any other remedies to which Landlord is entitled hereunder, Tenant shall pay the reasonable fees of such attorney (including in-house attorneys) together with all reasonable costs and expenses incurred by Landlord in connection with such matters, whether or not any legal proceeding has commenced.

23.25 Intentionally Omitted.

23.26 Landlord agrees to make readily achievable modifications in order to comply with applicable laws and regulations pertaining to access by handicapped persons, including, but not limited to, the Americans with Disabilities Act ("ADA"), with respect to the Building and the parking lot and other common area, but excluding the Premises. Tenant accepts the Premises in its present condition with respect to satisfaction of the ADA and all other laws, and shall be solely responsible for compliance therewith during the term of this Lease.

                          ARTICLE XXIV
                             PARKING

24.1 During the Lease Term, Tenant shall have the right to use (on a non-exclusive first-come, first served basis during the lease term) the Parking Lot for the parking of passenger automobiles in the parking areas designed from time to time by Landlord for the use of Tenant's of the Building, in a ratio of 3.5 permittable spaces per one thousand rentable square feet leased, for a total of seventy nine (79) spaces or more, for the term of the lease. Included in this allotment, twenty four parking spaces in front of the building, will be exclusively allocated to the Tenant during the term of the lease. Tenant will be granted the right to park overnight, in designated areas in the rear of the building, for the purpose of business activities and such parking will be limited in duration to one (1) week at a time. Parking requirements beyond this must be requested from the landlord, whose approval will not be unreasonably withheld.

24.2 Landlord reserves the right to reasonably establish and modify or amend rules and regulations governing the use of such parking areas. Landlord shall have the right to revoke a user's parking privilege in the event such user fails to abide by the rules and regulations governing the use of such parking areas. Tenant shall be prohibited from using such parking areas for purposes other than for parking registered vehicles. The storage or repair of vehicles in such parking areas shall be prohibited.

Tenant shall be allowed to use additional parking spaces so long as it obtains Landlord's prior consent and such use does not unreasonably infringe on the use, enjoyment or rights of any other tenant to the additional spaces.

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24.3 Tenant shall not assign or sublet any parking rights granted to Tenant herein, nor use parking space exceeding its share. Any attempted assignment or sublease shall be null and void.

24.4 Intentionally Deleted.

24.5 Except to the extent caused by Landlord's negligent, willful act or omission, Landlord shall not be liable for any damages or loss to any automobile (or property therein) parked in, on or about such parking areas, or for any injury sustained by any person in, on or about such areas. If Landlord, in its sole and absolute discretion, deems it necessary to repair and maintain such parking areas, Landlord shall reserve the right to substitute use of other parking areas.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

                           ARTICLE XXV
                         QUIET ENJOYMENT

25. Landlord warrants that Tenant shall be granted peaceable and quiet enjoyment of the demised premised free from any eviction or interference by Landlord if Tenant pays the rent and other charges provided in this lease agreement, and otherwise fully and punctually performs the terms and conditions imposed on Tenant.

                          ARTICLE XXVI
                         OPTION TO RENEW

26.0 Landlord grants to Tenant an option to extend this Lease for one additional three year term. Tenant may exercise such option by giving Landlord written notice six (6) months prior to the expiration of the Lease Term. The Base Rent (Gross Rent less Tax and Operating Expense factor identified in Article 5.1) for the three year Renewal Term shall be the Base Rent for the fifth year of the Lease Term increased by an amount equal to the increase in the Cost of Living Index for all items, Boston, MA published by the United States Department of Labor's Bureau of Labor
Statistics, as compared between October 1 of the Lease - Commencement Date and October 1, of the year of expiration of the initial Lease Term. If the index should increase by greater than 4% during any year(s) of the initial Lease Term, then the amount of increase used for that year(s) in calculating the overall increase for the Renewal Term shall not exceed four percent (4%). The resulting rate shall be fixed as the Base Rent Rate for the three year Renewal Term. All other terms of the Lease shall remain
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unchanged for the renewal period, except there shall be no further option to extend.

WITNESS:                      LANDLORD:

                              Kurian Limited Partnership

s/John E. Grady, Jr.          By: s/Thampy Kurian
-------------------------        -----------------------------

                              Name : Thampy Kurian
                              Title: General Partner
                              Date : 10/3/97

WITNESS:                      TENANT:

                              Electronic Retailing Systems
                               International, Inc.

s/Patricia A. Carroll         By: s/William Erdman
------------------------         ------------------------------
                                 Officer duly authorized.

                              Name: William W. Erdman
                              Title: Chief Operating Officer
                              Date : 10/2/97